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                            [LOGO OF CFB APPEARS        COMMON STOCK
                                    HERE]              PAR VALUE $0.01
     -----NUMBER-----                                  -----SHARES----

                                                       CUSIP

                                                         SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

              INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

THIS CERTIFIES THAT




IS THE OWNER OF


  FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF ONE CENT ($0.01)
                           EACH, OF COMMON STOCK OF

                        COMMUNITY FIRST BANKING COMPANY

a corporation organized under the laws of the State of Georgia, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Articles of Incorporation of the Corporation and amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                             /s/ Gary D. Dorminey
                                                  PRESIDENT



COUNTERSIGNED AND REGISTERED:
       REGISTRAR AND TRANSFER COMPANY
                    TRANSFER AGENT AND REGISTRAR

By

                                             /s/ D. Lau Poston
     AUTHORIZED SIGNATURE                        SECRETARY